Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197357; 333-127501; 333-159808) of BBX Capital Corporation of our report dated March 16, 2015 relating to the financial statements of Woodbridge Holdings, LLC, which appears in this Form 10‑K as Exhibit 99.1.

/s/PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 15, 2016